Exhibit 99.1

 Investor PresentationBarclays Global Healthcare Conference  March 2019

 *This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements. All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here: Trends in health care costs and utilization rates Ability to secure sufficient premium rate increases Competitor pricing below market trends of increasing costs Re-estimates of policy and contract liabilities Changes in government laws and regulations of managed care, life insurance or property and casualty insurance Significant acquisitions or divestitures by major competitors Introduction and use of new prescription drugs and technologies A downgrade in the Company’s financial strength ratings A downgrade in the Government of Puerto Rico’s debt Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies Ability to contract with providers consistent with past practice Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs Ability to maintain Federal Employees, Medicare and Medicaid contracts Volatility in the securities markets and investment losses and defaults General economic downturns, major disasters, and epidemics This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events. Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.   Safe Harbor Statement

 Introduction to Triple-S    Who we are  Largest and most experienced managed care organization (MCO) in Puerto RicoExclusive BCBS licensee for Puerto Rico, Costa Rica and U.S. Virgin IslandsNYSE: GTS  Premiums earned 4-year CAGR of 8.4%2018 medical loss ratio (MLR) of 86.0%As of December 31, 2018, approximately $118 million in cash and cash equivalents and $29 million of debt on balance sheet  Solid Financials  Recent Developments  Received upgraded 4.5-star quality rating for Medicare Advantage HMO product and 4.0 stars for its PPO product for premium year 2020Consolidating Commercial and Medicare Advantage PBM with Abarca HealthEstablished and expanding ambulatory clinic network in Puerto Rico

 Investment Highlights  Strong balance sheet and robust repurchase program in place  Well regulated market = strong barrier to entry  Upgrading infrastructure/technology to improve service, lower costs and enhance long-term margins  Rebuilt management team with deep managed care expertise leveraging 50+ year experience and brand equity   Well positioned to grow business as Puerto Rico recovers

 Progressing and Creating Value      Now    Then    VS  Founded in 1959; received Blue Shield exclusive license six years later; operated initially as “non-profit”, became “for-profit in 1990s  IPO: December 2007  Went public with dual class structure  19 member Board; siloed management structure   In recent years, focused on short term; top-line growth at expense of bottom line  Underinvested in business  Rebuilt an experienced management team focused on long-term value and profitability  Rationalizing and stabilizing Managed Care business  More disciplined underwriting  Vast majority of shares outstanding in single class  Investing considerably in infrastructure to enhance long-term margins  Positioned to grow Managed Care despite ongoing Puerto Rico macro issues

 Deep Senior Management Expertise    Roberto García-RodríguezPresident & CEO25+ years of health care / legal industry experienceHas held various roles since joining Triple-S in 2008, including COO from 2013-2016Member of the Board of Directors of the Blue Cross Blue Shield Association  Juan José Román-JiménezExecutive VP & CFO30+ years of financial and health care industry experience, CPAPrior to rejoining Triple-S, was CFO of EVERTEC, a NYSE-listed payments services companyPreviously spent 15 years at Triple-S and its subsidiaries in various positions  Madeline Hernández-UrquizaExecutive VP & COOPresident - Triple-S Salud and Triple-S Advantage30+ years of health care and financial industry experienceHeld various positions at Triple-S, including Chief Risk Officer for Commercial and Medicaid businessesSuccessfully reorganized company’s Medicare Advantage subsidiary, leading to upgraded 4-Star HMO rating in late 2016 and 4.5-Star HMO rating in 2018  Arturo Carrión-Crespo President – Triple-S Vida30+ years of life/health insurance industry experiencePresident of Triple-S Vida since 1998Also spent 11 years at Great American Life Assurance Company of Puerto Rico  José Del Amo-MojicaPresident – Triple-S Propiedad and Triple-S Insurance Agency29+ years of property and casualty insurance industry experienceJoined the company in 1998Held various positions of increasing responsibility including Surety Manager, Manager, VP and Senior VP of Underwriting and, Senior VP of Underwriting and Claims

 Market Share – Health InsuranceAll Segments    2017  2018  *Total Members per Month  *Based on Total Members per Months per annual statutory filings, YTD as of 9/30/2018.

 Puerto Rico – Island Update  Macro  Puerto Rican economy expected to grow in fiscal 2019, which would end the current 12-year recessionGovernment working on restructuring debtFiscal plan approved by PROMESA  Hurricane Maria  Hurricane caused significant displacement/migration to continental U.S.Essential services all back on lineRebuilding process underway ($16B relief package from Washington, $18.5B from HUD) plus property insurance payments  Services Online  Electric  Water  Telecom  100%  100%   100%  Deep experience navigating through challenging environments

 Recent Government Developments      Medicaid – New Model  February 2018 – disaster recovery package signed in Washington  Puerto Rico receiving $16 billion in Federal aid  $5 billion earmarked to Medicaid, funding PR Medicaid program for next two years and avoiding “Medicaid Cliff”  Remainder going to infrastructure, businesses, home repair/rebuild  Still require permanent solution to “Medicaid Cliff” by 2020  In November 2018, Triple-S commenced participation in new Medicaid health plan  In new model, MCOs bear full risk but must serve and compete for membership across the island  MCOs must participate in both risk pools – one for general population, one for “high cost, high need”  Federal Aid Package      GTS was assigned 280,000 Medicaid beneficiaries in 4Q, below the previous plan; as of January 31, 2019, GTS had gained back 53,000 beneficiaries to stand at 333,000.

   Consolidation of Pharmacy Benefits Management (PBM)  Triple-S recently entered into a three-year strategic agreement with Abarca Health to consolidate the management of pharmacy benefits of its Commercial and Medicare Advantage businesses Abarca is Triple-S’s current Medicare Advantage PBM – the collaboration has contributed to our recent upgrades in CMS star ratingsAbarca will provide prescription drug claim processing, pharmacy network management, and delivery of clinical programsChosen for its innovative technology, products and services, analytic rigor, and customer focusAgreement expected to improve Triple-S’s care management and create operational efficiencies, ultimately reducing expenses and generating long-term value for customers and shareholders Transition successfully completed January 1, 2019

 P&C Hurricane Losses          $11.6M   Irma  $968M   Maria  *Gross losses as of December 31, 2018  of gross losses covered by catastrophe reinsurance  received as of February 26, 2019; new hurricane-related claim activity has been minimal since Q4  Up to $829.0M   17,713 claims  No unfavorable prior period development, net of reinsurance, during the fourth quarter related to Hurricanes Irma and MariaHurricane Maria gross reserve established based on specific tangible data, including full review of top 100 commercial accounts and largest claimsAs of February 26, 2019, the Company has closed approximately 94% of claims received and paid $589M of claims related to Hurricane Maria  *Estimated using available data, actual results could vary

 Reinforcing P&C to Capitalize on Opportunities    Increased reinsurance coverage effective April 1, 2018 to $905 million, protecting company for losses caused by future catastrophic event with probability of occurring once in 250 yearsIn November, signed retroactive reinsurance agreement that provides the segment with additional capital and surplus, improving its RBC ratio, reducing the contribution required from the parent, and allowing Triple-S to preserve capital to continue our strategic transformationPost-hurricanes, commercial markets in Puerto Rico experiencing increases in pricing and modifications on policy conditions, which is typical following natural catastrophe eventsStabilized P&C now positioned to benefit from “hard market”

 Strong and Stable Balance Sheet  Continuing to prudently allocate capital    Expanded existing $30 million share repurchase program by an additional $25 million in February 2018; as of December 31, 2018, $12.5 million of availability remained  As of December 31, 2018:Investment portfolio of $1.6 billion; generated net investment income of $61.9 million in 2018, an increase of 19% from prior yearNo exposure to Puerto Rico Government bonds; Approximately $118 million in cash and cash equivalentsLong-term debt of $29 million

     Significantly Upgraded Medicare Advantage Product          Inconsistent productLack of cost control  HMO Plan Receives 4-star Designation  Reposition Reorganize  Legacy  2013 - 2016  Late 2016  Late 2018  HMO Plan Upgraded to 4.5-star Designationand PPO Plan Upgraded to 4.0 stars

 Competitive MA Offering Expands Growth Opportunities    Consistency  MA product conservative with benefits  Choice  75% of eligible consumers choose an MA plan  Cash  Designation provides additional premium in 2020   Continuing  to optimize costs in segment to drive improving bottom line  Can price  premiums more competitively than in prior years  Achieved 4.5-star and 4.0-star designation in the HMO and PPO, respectively, provides company with growth engine

 Optimizing Commercial Segment  *Adjusts for effect of prior period reserve developments and hurricanes; hurricane favorable impact on utilization in 2017 accounted for 330 basis points  Segment focused on disciplined underwriting  Triple-S maintains significant market share in Commercial segment in Puerto RicoFocus in last couple of years to methodically reduce membership in order to clean up portfolio and remove unprofitable accounts, thus improving MLRWith portfolio underwriting improving, plan to carefully restart growth initiatives    Commercial Members(as of year-end)  Annual Medical Loss Ratio (MLR)  Adjusted Annual Medical Loss Ratio (MLR)*  2016  509,157  85.2%  83.6%  2017  475,026  77.5%  76.7%  2018  449,047  82.4%  83.4%

 Modernizing Infrastructure    Expanding Long-Term Profitability  Transition core IT and business processes  Modernize and simplify business functions  Upgrade customer service and overall efficiency  Become more competitive; focus on developing business / products    Partnership

 Well-Positioned to Grow Long-Term    Creating long-term value by growing within Puerto Rico – can be accomplished despite migration  Focus on retaining current Medicare Advantage client base and using more competitive offering to win new business and capture additional market shareContinue modernizing infrastructure to further improve level of service while creating additional efficiencies to reduce costsExpand ambulatory clinic network – leverage as additional platform to provide better medical access, cost, quality, and build into additional competitive advantage

 Investment Highlights  Strong balance sheet and robust repurchase program in place  Well regulated market = strong barrier to entry  Upgrading infrastructure/technology to improve service, lower costs and enhance long-term margins  Rebuilt management team with deep managed care expertise leveraging 50+ year experience and brand equity   Well positioned to grow business as Puerto Rico recovers

 Appendix

 Consolidated Premiums Earned, net  ($ in millions)

 Managed Care Premiums Earned, net  ($ in millions)

 Consolidated Claims Incurred and Loss Ratio  ($ in millions)

 Consolidated Operating Expenses and Expense Ratio  ($ in millions)